SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2012

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information with respect to approval of an amendment to the Articles of Incorporation, is set forth under proposal 3 of item 5.07 below.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Citizens Community Bancorp, Inc. (the "Company") was held on February 23, 2012.  A total of 5,133,050 shares of common stock were eligible to vote at the annual meeting.  The matters voted on at the annual meeting were as follows:

1.  Election of Directors:

The following individuals were nominated for election to the Board of Directors for a term of three years expiring at the 2015 annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Brian R. Schilling	1,995,586	103,047	2,345,107
David B. Westrate	1,992,656	105,977	2,345,107

The nominations were made by the Board of Directors and no other nominations were made by any stockholder. The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

The terms of the following directors continued after the meeting: Timothy A. Nettesheim, Richard McHugh and Michael L. Swenson.

2.  Selection of Auditors:

The stockholders voted to ratify the appointment by the Company's Audit Committee of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,369,472	32,104	42,164	--

3.  Amendment to the Articles of Incorporation:

The stockholders voted to approve and adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock from 20,000,000 to 30,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,933,855	491,614	18,271	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  February 24, 2012
BY /s/ Mark Oldenberg
      Mark Oldenberg, Chief Financial Officer